Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated Fixed Income Securities, Inc.:

In planning and performing our audits
of the financial statements of Federated
Strategic Income Fund and
Federated Limited Term Municipal
 Fund (two of the portfolios
constituting Federated Fixed Income
Securities, Inc.) (the Funds)
 as of and for the year ended
November 30, 2005, in accordance with the standards of the Public Company
Accounting Oversight Board (United States),
 we considered its internal
control over financial reporting,
 including control activities for
 safeguarding securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
 opinion on the financial statements and
to comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Funds' internal
control over financial reporting.
 Accordingly, we express no such
opinion.


The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
 estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
 Such internal control includes policies
and procedures that
provide reasonable assurance regarding
prevention or timely detection of
 unauthorized acquisition, use or
disposition of a company's assets
that could have a material effect
 on the financial statements.

Because of its inherent limitations,
 internal control over financial reporting may not prevent or detect misstatements. Also, projections of
 any evaluation of effectiveness to
 future periods are subject to the risk
that controls may become inadequate
 because of changes in conditions,
 or that the degree of compliance
with the polices or procedures may
 deteriorate.

A control deficiency exists when
the design or operation of a control
 does not allow management or
employees, in the normal course of
performing their assigned functions,
 to prevent or detect misstatements
on a timely basis.  A significant
 deficiency is a control deficiency,
 or combination of control deficiencies,
that adversely affects the company's

ability to initiate, authorize, record,
process or report external financial
data reliably in accordance with
generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual
 or
 interim financial statements that
is more
than inconsequential will not
 be prevented or detected.
 A material weakness is a significant
deficiency, or
deficiencies, that results
in more than a remote likelihood that
a material
misstatement of the annual or
 interim financial statements will
 be not prevented or detected.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
 deficiencies in internal control
that
might be significant deficiencies
or material weaknesses under
 standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted
 no deficiencies in the Funds'
internal control over financial
 reporting and its operation,
including controls for safeguarding
securities,
that we consider to be a material
weakness as defined above as of November
 30, 2005.





This report is intended solely for
 the information and use of management
 and the Board of Directors of the
Funds and the Securities and Exchange
 Commission and is not intended to be
and should not be used by
anyone other than these
specified parties.




ERNST & YOUNG LLP


Boston, Massachusetts
January 13, 2006